Exhibit 99.2

FOR IMMEDIATE RELEASE

Crinetics Pharmaceuticals Announces Pricing of Public Offering of Common Stock

SAN DIEGO – April 15, 2020 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors, announced today the pricing of an underwritten public offering of 7,150,000 shares of its common stock at a price to the public of $14.00 per share. All of the shares to be sold in the offering are being sold by Crinetics. The gross proceeds to Crinetics from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be $100.1 million. In addition, Crinetics has granted the underwriters a 30-day option to purchase up to an additional 1,072,500 shares of common stock. The offering is expected to close on or about April 17, 2020, subject to the satisfaction of customary closing conditions.

Crinetics intends to use the net proceeds from the proposed offering to fund the development of paltusotine and its other research and development programs, and for working capital and general corporate purposes.

SVB Leerink, Piper Sandler and Cantor are acting as joint bookrunning managers for the offering. H.C. Wainwright & Co. and Roth Capital Partners are acting as co-managers for the offering.

The securities described above are being offered by Crinetics pursuant to a shelf registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to this offering has been filed with the SEC and a final prospectus supplement relating to this offering will be filed with the SEC. The offering may be made only by means of a prospectus supplement and accompanying prospectus. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 800-808-7525, ext. 6218 or by email at syndicate@svbleerink.com; Piper Sandler & Co., Attn: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, by telephone at 800-747-3924 or by email at prospectus@psc.com; or Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, by telephone at 212-829-7122 or by email at prospectus@cantor.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors. The company’s lead product candidate, paltusotine (formerly CRN00808), is an oral, selective nonpeptide somatostatin receptor type 2 biased agonist undergoing two Phase 2 clinical trials for the treatment of acromegaly, an orphan disease affecting more than 25,000 people in the United States. Crinetics plans to advance paltusotine into a Phase 3 trial in acromegaly and a Phase 2 trial for the treatment of carcinoid syndrome associated with neuroendocrine tumors in 2021. The company is also developing an oral nonpeptide somatostatin sst5 agonist for hyperinsulinism, as well as an oral nonpeptide ACTH antagonist for the treatment of Cushing’s disease, congenital adrenal hyperplasia and other diseases of excess ACTH excess. All of the company’s drug candidates are new chemical entities resulting from in-house drug discovery efforts and are wholly owned by the company.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Crinetics’ expectations of market conditions and the satisfaction of customary closing conditions related to the public offering, the expected closing of the offering and the anticipated use of proceeds therefrom; the potential to initiate a Phase 3 trial of paltusotine in acromegaly and the expected timing thereof; and the planned expansion of the paltusotine development program to include the treatment of carcinoid syndrome of patients with neuroendocrine tumors and the expected timing thereof. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, the risks and uncertainties inherent in Crinetics’ business, including uncertainties related to the COVID-19 pandemic, which may disrupt the company’s business and that of the third parties on which it depends, delay or otherwise disrupt the company’s clinical trials and preclinical studies, manufacturing and supply chain, or impair employee productivity, and the other risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2019, and in the preliminary prospectus supplement related to the proposed offering filed with the SEC on April 14, 2020, each available on the SEC’s web site at www.sec.gov. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts:

Marc Wilson

Chief Financial Officer

IR@crinetics.com

(858) 450-6464

Robert H. Uhl

Westwicke ICR

robert.uhl@westwicke.com

(858) 356-5932